Exhibit 99.1

Sonic Automotive, Inc. Adjusted Diluted EPS Up 18%

Total Retail Unit Sales Increased 16.2%

CHARLOTTE, N.C. – October 23, 2012 – Sonic Automotive, Inc. (NYSE: SAH), one of the nation’s largest automotive retailers, today reported 2012 third quarter adjusted earnings from continuing operations of $23.1 million for a 14.9% increase over the prior year results. Adjusted earnings from continuing operations per diluted share increased 17.6% to $0.40 compared to $0.34 in the prior year quarter. Adjusted results exclude a pre-tax charge of approximately $18.5 million, or $0.19 per diluted share, related to costs associated with retiring its outstanding 5.0% Convertible Senior Notes due 2029 (“5% Notes”).

Q3 2012 Highlights – Near-Record Quarterly New Retail Unit Volume; Completed Debt Issuance and Tender Process for 5% Convertible Notes; Costs In Line with Yearly Expectation

•	Total Q3 revenues up 11.7% over prior year quarter

•	New vehicle retail units up 25.2%

•	Used vehicle retail units up 6.6%

•	Parts and Service gross profit up 1.7%, up 3.3% when adjusted for selling days

•	SG&A to gross profit % improved to 77.6% from 77.9% in the prior year quarter

B. Scott Smith, the Company’s President, noted, “We are pleased with our performance in the third quarter. Our operating performance stayed on track while we eliminated the last remnant of debt associated with our debt restructuring activities in 2009. We believe we have positioned the company for continued success by eliminating a significant ownership dilution risk through repurchasing the remaining 5% Notes during the quarter. This strategic action has simplified our capital structure and improved our debt profile by pushing our earliest public debt maturity back out to 2018.”

The Company’s EVP of Operations, Jeff Dyke, commented, “Our quarterly new retail vehicle unit volume of 33,737 units is the second highest level our complement of stores has ever achieved. The record occurred in the third quarter of 2006 when the quarterly SAAR averaged 16.6 million units compared to the current SAAR of 14.5 million units. We would like to thank our customers, our manufacturer partners and our associates for working together to help us achieve this performance. All the while, we were able to operate efficiently by controlling costs as evidenced by a 30 bps improvement in our SG&A to gross percentage to 77.6% from the prior year quarter. We continue to leverage technology and data to improve our customers’ experience in our stores and create value. For example, our new SIMS (Sonic Inventory Management System) and Retail Trade Center Process will completely revolutionize the way we manage, price and retail inventory across our stores. We anticipate completing the roll out of these systems in February of 2013 with the full benefits of the systems yielding results in the second quarter of 2013. We believe this will be another catalyst in driving our pre-owned performance in 2013.”

Third Quarter Earnings Conference Call

Senior management will host a conference call today at 11:00 A.M. (Eastern) to discuss the quarter’s results. To access the live broadcast of the call over the Internet go to: www.sonicautomotive.com, then click on “Our Company”, then “Investor Relations”, then “Earnings Conference Calls”.

Presentation materials for the conference call can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “Investor Relations” tab under “Our Company” and choosing “Webcasts & Presentations”.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 1.877.791.3416

International: 1.706.643.0958

Conference ID: 36761316

A conference call replay will be available one hour following the call for seven days and can be accessed by calling:

Domestic: 1.855.859.2056

International: 1.404.537.3406

Conference ID: 36761316

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements with respect to anticipated growth in used vehicle sales, and future success and impacts from the implementation of our strategic initiatives. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, the success of our operational strategies, the rate and timing of overall economic recovery or decline, and the risk factors described in the Company’s annual report on Form 10-K for the year ending December 31, 2011 and quarterly report on Form 10-Q for the period ended June 30, 2012. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(Dollars and shares in thousands, except per share amounts)

	Third Quarter Ended September 30, 2012			Third Quarter Ended September 30, 2011
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Revenues:
New retail vehicles	$1,172,064	$—	$1,172,064	$974,850	$—	$974,850
Fleet vehicles	37,302	—	37,302	52,319	—	52,319

Total new vehicles	1,209,366	—	1,209,366	1,027,169	—	1,027,169
Used vehicles	534,028	—	534,028	509,751	—	509,751
Wholesale vehicles	53,088	—	53,088	47,137	—	47,137

Total vehicles	1,796,482	—	1,796,482	1,584,057	—	1,584,057
Parts, service and collision repair	290,897	—	290,897	287,105	—	287,105
Finance, insurance and other	64,867	—	64,867	54,974	—	54,974

Total revenues	2,152,246	—	2,152,246	1,926,136	—	1,926,136
Gross profit	307,659	—	307,659	293,384	—	293,384
Selling, general and administrative expenses	(238,680)	—	(238,680)	(228,563)	—	(228,563)
Impairment charges	(23)	—	(23)	(102)	—	(102)
Depreciation and amortization	(11,375)	—	(11,375)	(10,137)	—	(10,137)

Operating income (loss)	57,581	—	57,581	54,582	—	54,582
Other income (expense):
Interest expense, floor plan	(4,858)	—	(4,858)	(4,163)	—	(4,163)
Interest expense, other, net	(15,709)	1,167	(14,542)	(16,941)	—	(16,941)
Other income (expense), net	(17,275)	17,320	45	(811)	—	(811)

Total other income (expense)	(37,842)	18,487	(19,355)	(21,915)	—	(21,915)

Income (loss) from continuing operations before taxes	19,739	18,487	38,226	32,667	—	32,667
Provision for income taxes—benefit (expense)	(7,899)	(7,210)	(15,109)	(12,556)	—	(12,556)

Income (loss) from continuing operations	11,840	11,277	23,117	20,111	—	20,111

Income (loss) from discontinued operations	(1,798)	—	(1,798)	(710)	—	(710)

Net income (loss)	$10,042	$11,277	$21,319	$19,401	$—	$19,401

Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$0.21	$0.19	$0.40	$0.34	$—	$0.34
Earnings (loss) per share from discontinued operations	(0.03)	—	(0.03)	(0.01)	—	(0.01)

Earnings (loss) per common share	$0.18	$0.19	$0.37	$0.33	$—	$0.33

Weighted average common shares outstanding	59,011	—	59,011	65,517	—	65,517

Gross Margin Data (Continuing Operations):
New retail vehicles	5.7%		5.7%	6.7%		6.7%
Fleet vehicles	2.5%		2.5%	3.2%		3.2%
Total new vehicles	5.6%		5.6%	6.5%		6.5%
Used vehicles	6.8%		6.8%	6.6%		6.6%
Wholesale vehicles	(6.5)%		(6.5)%	(4.7)%		(4.7)%
Parts, service and collision repair	48.9%		48.9%	48.7%		48.7%
Finance, insurance and other	100.0%		100.0%	100.0%		100.0%
Overall gross margin	14.3%		14.3%	15.2%		15.2%

SG&A Expenses (Continuing Operations):
Compensation	$142,368			$134,001
Advertising	12,871			13,091
Rent and rent related	27,063			28,728
Other	56,378			52,743

Total SG&A expenses	$238,680	$—	$238,680	$228,563	$—	$228,563
SG&A expenses as % of gross profit	77.6%		77.6%	77.9%		77.9%

Operating Margin %	2.7%		2.7%	2.8%		2.8%

Unit Data (Continuing Operations):
New retail units	33,737			26,955
Fleet units	1,325			2,031

Total new units	35,062			28,986
Used units	27,018			25,334
Wholesale units	9,074			7,039

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(Dollars and shares in thousands, except per share amounts)

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Revenues:
New retail vehicles	$3,325,877	$—	$3,325,877	$2,820,020	$—	$2,820,020
Fleet vehicles	126,585	—	126,585	170,337	—	170,337

Total new vehicles	3,452,462	—	3,452,462	2,990,357	—	2,990,357
Used vehicles	1,581,682	—	1,581,682	1,489,098	—	1,489,098
Wholesale vehicles	140,670	—	140,670	122,261	—	122,261

Total vehicles	5,174,814	—	5,174,814	4,601,716	—	4,601,716
Parts, service and collision repair	885,412	—	885,412	857,541	—	857,541
Finance, insurance and other	187,199	—	187,199	157,175	—	157,175

Total revenues	6,247,425	—	6,247,425	5,616,432	—	5,616,432
Gross profit	930,368	—	930,368	875,544	—	875,544
Selling, general and administrative expenses	(722,446)	—	(722,446)	(682,442)	—	(682,442)
Impairment charges	(57)	—	(57)	(160)	—	(160)
Depreciation and amortization	(33,636)	—	(33,636)	(29,457)	—	(29,457)

Operating income (loss)	174,229	—	174,229	163,485	—	163,485
Other income (expense):
Interest expense, floor plan	(14,101)	—	(14,101)	(14,031)	—	(14,031)
Interest expense, other, net	(46,186)	1,167	(45,019)	(50,957)	—	(50,957)
Other income (expense), net	(19,808)	19,898	90	(741)	—	(741)

Total other income (expense)	(80,095)	21,065	(59,030)	(65,729)	—	(65,729)

Income (loss) from continuing operations before taxes	94,134	21,065	115,199	97,756	—	97,756
Provision for income taxes—benefit (expense)	(32,596)	(11,783)	(44,379)	(38,673)	—	(38,673)

Income (loss) from continuing operations	61,538	9,282	70,820	59,083	—	59,083

Income (loss) from discontinued operations	(2,819)	—	(2,819)	(3,367)	—	(3,367)

Net income (loss)	$58,719	$9,282	$68,001	$55,716	$—	$55,716

Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$1.05	$0.14	$1.19	$0.99	$—	$0.99
Earnings (loss) per share from discontinued operations	(0.05)	—	(0.05)	(0.05)	—	(0.05)

Earnings (loss) per common share	$1.00	$0.14	$1.14	$0.94	$—	$0.94

Weighted average common shares outstanding	62,300	—	62,300	65,800	—	65,800

Gross Margin Data (Continuing Operations):
New retail vehicles	6.0%		6.0%	6.7%		6.7%
Fleet vehicles	2.9%		2.9%	3.2%		3.2%
Total new vehicles	5.9%		5.9%	6.5%		6.5%
Used vehicles	7.1%		7.1%	7.3%		7.3%
Wholesale vehicles	(3.2)%		(3.2)%	(3.6)%		(3.6)%
Parts, service and collision repair	48.9%		48.9%	49.1%		49.1%
Finance, insurance and other	100.0%		100.0%	100.0%		100.0%
Overall gross margin	14.9%		14.9%	15.6%		15.6%

SG&A Expenses (Continuing Operations):
Compensation	$431,456			$400,203
Advertising	38,330			39,065
Rent and rent related	81,724			88,668
Other	170,936			154,506

Total SG&A expenses	$722,446	$—	$722,446	$682,442	$—	$682,442
SG&A expenses as % of gross profit	77.7%		77.7%	77.9%		77.9%

Operating Margin %	2.8%		2.8%	2.9%		2.9%

Unit Data (Continuing Operations):
New retail units	96,249			80,550
Fleet units	4,616			6,630

Total new units	100,865			87,180
Used units	79,732			75,381
Wholesale units	24,116			18,633

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(In thousands, except per share amounts)

	Third Quarter Ended September 30, 2012
	Weighted Average Shares	Income (Loss) From Continuing Operations		Income (Loss) From Discontinued Operations		Net Income (Loss)
		Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Reported:
Earnings (loss) and shares	55,069	$11,840		$(1,798)		$10,042
Effect of participating securities:
Non-vested restricted stock and stock units		(175)		—		(175)

Basic earnings (loss) and shares	55,069	$11,665	$0.21	$(1,798)	$(0.03)	$9,867	$0.18
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	3,534	618		2		620
Stock compensation plans	408

Diluted earnings (loss) and shares	59,011	$12,283	$0.21	$(1,796)	$(0.03)	$10,487	$0.18

Adjustments (net of tax):
Double-carry interest		$712	$0.01	$—	$—	$712	$0.01
Debt extinguishment charges		10,565	0.18	—	—	10,565	0.18

Total adjustments		$11,277	$0.19	$—	$—	$11,277	$0.19

Adjusted:

Diluted earnings (loss) per share			$0.40		$(0.03)		$0.37

	Third Quarter Ended September 30, 2011
	Weighted Average Shares	Income (Loss) From Continuing Operations		Income (Loss) From Discontinued Operations		Net Income (Loss)
		Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Reported:
Earnings (loss) and shares	52,366	$20,111		$(710)		$19,401
Effect of participating securities:
Non-vested restricted stock and stock units		(263)		—		(263)

Basic earnings (loss) and shares	52,366	$19,848	$0.38	$(710)	$(0.01)	$19,138	$0.37
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	12,590	2,329		37		2,366
Stock compensation plans	561

Diluted earnings (loss) and shares	65,517	$22,177	$0.34	$(673)	$(0.01)	$21,504	$0.33

Adjusted:

Diluted earnings (loss) per share			$0.34		$(0.01)		$0.33

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended September 30, 2012
		Income (Loss) From Continuing Operations		Income (Loss) From Discontinued Operations		Net Income (Loss)
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Reported:
Earnings (loss) and shares	53,302	$61,538		$(2,819)		$58,719
Effect of participating securities:
Non-vested restricted stock and stock units		(934)		—		(934)

Basic earnings (loss) and shares	53,302	$60,604	$1.14	$(2,819)	$(0.06)	$57,785	$1.08
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	8,563	4,638		43		4,681
Stock compensation plans	435

Diluted earnings (loss) and shares	62,300	$65,242	$1.05	$(2,776)	$(0.05)	$62,466	$1.00

Adjustments (net of tax):
Double-carry interest		$712	$0.01	$—	$—	$712	$0.01
Debt extinguishment charges		12,138	0.19	—	—	12,138	0.19
Settlement of state tax examination		(3,568)	(0.06)	—	—	(3,568)	(0.06)

Total adjustments		$9,282	$0.14	$—	$—	$9,282	$0.14
Adjusted:

Diluted earnings (loss) per share			$1.19		$(0.05)		$1.14

	Nine Months Ended September 30, 2011
		Income (Loss) From Continuing Operations		Income (Loss) From Discontinued Operations		Net Income (Loss)
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Reported:
Earnings (loss) and shares	52,414	$59,083		$(3,367)		$55,716
Effect of participating securities:
Non-vested restricted stock and stock units		(773)		—		(773)

Basic earnings (loss) and shares	52,414	$58,310	$1.11	$(3,367)	$(0.06)	$54,943	$1.05
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	12,789	6,851		119		6,970
Stock compensation plans	597

Diluted earnings (loss) and shares	65,800	$65,161	$0.99	$(3,248)	$(0.05)	$61,913	$0.94

Adjusted:

Diluted earnings (loss) per share			$0.99		$(0.05)		$0.94